Exhibit 99.2

1 supplementalStrategy. Execution. Results. report2013Fourth Quarter INDEX DIVIDEND ARISTOCRATSTHE ONLY REIT IN THE S&P 500S&P 500THE FIRST HEALTHCARE REIT IN THE Soledad Life Science Building San Diego, California

Sustainability 3 Summary 4 Heat Map - Triple-Net Master Lease Profile 5 Credit Profile 6 Capitalization 8 Indebtedness and Ratios 10 Investments 12 Portfolio Consolidated 15 Senior Housing 21 Post-Acute/Skilled 24 Life Science 27 Medical Office 30 Hospital 32 Investment Management Platform 33 Definitions and Reconciliations 34 Company Information 43 Forward Looking Statements and Risk Factors 44 2 TABLE OF Contents

THIS QUARTER

Sustainability

2013 NAREIT
Leader In The Light

Leadership

Received the Healthcare Leader in the Light Award by NAREIT for demonstrating superior and sustainable energy use practices for the second consecutive year.
HCP has received NAREIT's Leader in the Light Award six of the past seven years.



Efficiency

Received 19 ENERGY STAR certifications this quarter for a year to date total of 37. HCP has received 130 ENERGY STAR certifications as of December 31, 2013.

Reporting

Community Outreach

HCP employees led the following fundraising efforts:
- Alzheimer's Association - Walk to End Alzheimer's
- Melanoma Cancer Research
- Typhoon Haiyan Relief in the Philippines
- Thanksgiving Food Drive to Benefit Food Finders
- Christmas Toy Drive to Benefit ChildNet

Environmental



USC

Charitable Giving

Provided a seed funding grant to the USC Davis School of Gerontology to launch the USC Center on Digital Aging

Social

UCI MIND

Charitable Giving

Contributed to the University of California, Irvine Institute for Memory Impairment and Neurological Disorders (UCI MIND) to advance Alzheimer's research

3

THE NUMBERS Summary PORTFOLIO INCOME FROM ASSETS UNDER MANAGEMENT (1) Dollars in thousands, except per share data Hospital5% Post-Acute/Skilled31% SeniorHousing37% MedicalOffice13% LifeScience14% Three Months Ended December 31, 2013 2012 Revenues $ 530,297 $ 503,233 NOI 436,016 417,252 Cash NOI 404,013 379,986 Year-Over-Year SPP Cash NOI % Growth 3.5% 4.3% Adjusted EBITDA $ 456,690 $ 431,690 Diluted FFO per common share 0.76 0.71 Diluted FFO as adjusted per common share 0.76 0.72 Diluted FAD per common share 0.61 0.57 Diluted EPS 0.64 0.53 Dividends per common share 0.525 0.50 FFO as adjusted payout ratio 69% 69% FAD payout ratio 86% 88% Financial leverage 39% 40% Adjusted fixed charge coverage 4.0x 3.8x 4 December 31, 2013 Property Count Assets Under Management (2) Senior housing 444 $ 7,818,792 Post-acute/skilled 302 6,183,180 Life science 115 3,584,729 Medical office 272 3,402,594 Hospital 20 688,041 1,153 $ 21,677,336 Represents cash NOI from real estate owned by HCP, interest income from debt investments and HCP’s pro rata share of cash NOI from real estate owned by the Company’s Investment Management Platform, excluding cash NOI from assets held for sale and under development and land held for development, for the quarter ended December 31, 2013. Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at December 31, 2013. (1) (2)

HEAT MAP Triple-Net Master Lease Profile(1) 0.4% 0.4% 0.9% 0.7%0.1%0.1%0.1%0.4% 1.9% 1.1% 1.6% 0.7% 0.5% 0.9% 1.6% 0.4% 0.7% 0.5% 1.4% 1.3% 0.4% 0.9% 0.7% 0.8%0.7% 0.6% 0.2% 0.1% 0.6% 0.4% 0.2% 0.4% 6.2% 0.50x0.75x1.00x1.25x1.50x02468101214161820TERM(YEARS TO EXPIRATION) 0.1% 0.8% 0.2% 29.0% (3) 10.25x25EBITDAR CFC(TRAILING TWELVE MONTHS ENDED 9/30/2013) 5 5 96 % INVESTMENT TYPE: Senior Housing Post-Acute/Skilled Hospital No Corporate Guaranty % Share of HCP Annualized Revenues Master leases profiled represent 96% of triple-net Annualized Revenues(2) Excludes master leases with properties transitioned to new operators or acquired during the period required to calculate CFC. Refers to Annualized Revenues from triple-net leases in our senior housing, post-acute/skilled and hospital segments and excludes interest income and properties operated under a RIDEA structure. Represents HCR ManorCare, Inc. (“HCR”) (guarantor) fixed charge coverage for their combined senior housing and post-acute/skilled portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR Portfolio Summary in this report. (1) (2) (3)

CREDIT Profile Adjusted Fixed Charge Coverage Financial Leverage 48.7% 58.7%57.4% 47.6% 43.4% 38.2%41.0%40.2%39.2% 0% 20% 40% 60% 80% Pre-CNLAcquisition20062007200820092010201120122013(1) 2.9x 2.3x 2.1x 2.3x 2.6x 2.9x 3.1x 3.6x 4.0x 0.0x1.0x2.0x3.0x4.0x5.0xPre-CNLAcquisition20062007200820092010201120122013 Secured Debt Ratio Net Debt to Adjusted EBITDA 5.1x 11.4x 8.8x 6.3x 6.2x 5.2x 5.3x 5.3x 4.7x 0.0x2.0x4.0x6.0x8.0x10.0x12.0xPre-CNLAcquisition20062007200820092010201120122013(1) 11.5% 21.2% 11.8% 15.1%15.8% 14.1% 10.0% 8.3% 6.8% 0% 5% 10% 15% 20% 25% Pre-CNLAcquisition20062007200820092010201120122013(1) 6 6 Credit Ratings (Senior Unsecured Debt) Pre-CNL Acquisition 2006 2007 2008 2009 2010 2011 2012 2013 Moody’s Baa2 Baa3 Baa3 Baa3 Baa3 Baa3 Baa2 Baa1 Baa1 (Stable) Standard & Poor’s BBB+ BBB BBB BBB BBB BBB BBB BBB+ BBB+ (Stable) Fitch BBB+ BBB BBB BBB BBB BBB BBB+ BBB+ BBB+ (Stable) (1) Financial leverage, secured debt ratio and net debt to Adjusted EBITDA are pro forma to exclude the temporary benefit resulting from prefunding the HCR acquisition in December 2010.

CREDIT Profile Same Property NOI Growth Total Gross Assets (in billions) $4.7$10.6$13.7$13.2$13.8$14.2$19.2$22.0$22.5$0$5$10$15$20$25Pre-CNLAcquisition20062007200820092010201120122013(3) 2.1% 2.6% 2.0% 1.6% 3.2% 4.8% 4.0%4.2% 3.1% 2.4% 4.6%4.6% 2.1% (2.8%) (0.6%) 2.7% 3.7% (4%) (2%) 0% 2% 4% 6% HCPMajor Property Sectors(1) 200520062007200820092010201120122013(2) 7 FFO as Adjusted Payout Ratio Liquidity(4) (in billions) 83% 87% 80% 77% 86% 83% 71%72% 70% 50% 60% 70% 80% 90% Pre-CNLAcquisition20062007200820092010201120122013 $0.3$0.4$0.6$1.4$1.6$1.5$1.1$1.7$1.8$0.0$0.5$1.0$1.5$2.0Pre-CNLAcquisition20062007200820092010201120122013(3) (1) (2) (3) (4) Presented as originally reported and represents annual SPP cash NOI growth. Compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated November 18, 2013 (the “Green Street Report”); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office, and strip center. The Company’s definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented. Pro forma to exclude the temporary benefit resulting from prefunding the HCR acquisition in December 2010. Represents the availability under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash).

Capitalization Dollars and shares in thousands, except price data TOTAL DEBT December 31, 2013 December 31, 2012 Term loan(1) $ 226,858 $ 222,694 Senior unsecured notes 6,963,375 6,712,624 Mortgage debt 1,396,485 1,665,210 Mortgage debt on assets held for sale — 11,334 Other debt 74,909 81,958 Consolidated debt 8,661,627 8,693,820 HCP’s share of unconsolidated debt(2) 139,551 140,705 Total debt 8,801,178 8,834,525 $ $ $ $ 8 TOTAL MARKET CAPITALIZATION December 31, 2013 Shares Value Total Value $ $ $ $ Common stock (NYSE: HCP) 456,961 $ 36.32 16,596,824 Convertible partnerships (DownREITs)(3) 5,989 36.32 217,520 Total market equity 16,814,344 Consolidated debt 8,661,627 Total market equity and consolidated debt 25,475,971 HCP’s share of unconsolidated debt(2) 139,551 Total market capitalization 25,615,522 (1) Represents £137 million translated into U.S. dollars. (2) Reflects the Company’s pro rata share of amounts in the Investment Management Platform and HCR. (3) Convertible partnership (DownREIT) units are exchangeable for an amount of cash based on the then-current market value of shares of the Company’s common stock at the time of conversion or, at the Company’s election, shares of the Company’s common stock.

Capitalization In thousands COMMON STOCK AND EQUIVALENTS Shares Outstanding December 31, 2013 Weighted Average Shares Three Months Ended December 31, 2013 Weighted Average Shares Year Ended December 31, 2013 Diluted EPS Diluted FFO Diluted FAD Diluted EPS Diluted FFO Diluted FAD Common stock 456,961 456,334 456,334 456,334 455,002 455,002 455,002 Common stock equivalent securities: Restricted stock and units 1,434 22 22 22 211 211 211 Dilutive impact of options 275 275 275 275 489 489 489 Convertible partnership units 5,989 — 5,989 4,130 — 6,008 6,008 Total common stock and equivalents 464,659 456,631 462,620 460,761 455,702 461,710 461,710 9

Indebtedness and Ratios As of December 31, 2013, dollars in thousands DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION) Senior Unsecured Notes Mortgage Debt HCP’s Share of Unconsolidated Debt Total Debt Bank Line of Credit Term Loan(1) Amounts Rates %(2) Amounts(3) Rates %(2) Consolidated Debt Amounts(4) Rates %(2) Amounts Rates % 2014 $ — $ — $ 487,000 3.21 $ 179,525 5.80 $ 666,525 $ 670 N/A $ 667,195 3.90 2015 — — 400,000 6.57 308,421 5.96 708,421 11,387 5.82 719,808 6.30 2016 — 226,858 900,000 5.10 291,738 6.89 1,418,596 47,098 6.05 1,465,694 5.01 2017 — — 750,000 6.03 550,477 6.20 1,300,477 41,420 5.86 1,341,897 6.09 2018 — — 600,000 6.83 6,583 5.90 606,583 37,000 5.00 643,583 6.72 2019 — — 450,000 3.96 2,072 N/A 452,072 47 N/A 452,119 3.94 2020 — — 800,000 2.79 2,078 5.32 802,078 49 N/A 802,127 2.80 2021 — — 1,200,000 5.60 9,384 5.37 1,209,384 52 N/A 1,209,436 5.60 2022 — — 300,000 3.39 902 N/A 300,902 54 N/A 300,956 3.38 2023 — — 800,000 4.41 964 N/A 800,964 1,863 5.06 802,827 4.41 Thereafter — — 300,000 6.89 49,842 5.01 349,842 — N/A 349,842 6.61 Subtotal $ — $ 226,858 $ 6,987,000 $ 1,401,986 $ 8,615,844 $ 139,640 $ 8,755,484 Other debt(5) — — — — 74,909 — 74,909 (Discounts) and premiums, net — — (23,625 (5,501 (29,126 (89 (29,215 Total $ — $ 226,858 $ 6,963,375 $ 1,396,485 $ 8,661,627 $ 139,551 $ 8,801,178 Weighted average interest rate % — 2.00 4.97 6.19 5.08 5.70 5.10 Weighted average maturity in years 2.19 2.58 5.98 3.28 5.45 3.31 5.42 ) ) ) ) ) 10 (1) (2) (3) (4) (5) Represents £137 million translated into U.S. dollars. Relates to maturing amounts. Mortgage debt attributable to non-controlling interests at December 31, 2013 was $73 million. Includes pro-rata share of mortgage and other debt in the Company’s Investment Management Platform and HCR. At December 31, 2013, 100% of the Investment Management Platform’s mortgage debt accrues interest at fixed rates. HCR’s debt accrues interest at LIBOR (subject to a floor of 150bps) plus 350bps. Represents non-interest bearing life care bonds and occupancy fee deposits at certain of the Company’s senior housing facilities that have no scheduled maturities.

Indebtedness and Ratios RATIOS December 31, 2013 December 31, 2012 Consolidated Debt/Consolidated Gross Assets 39.1% 40.1% Financial Leverage (Total Debt/Total Gross Assets) 39.2% 40.2% Consolidated Secured Debt/Consolidated Gross Assets 6.3% 7.7% Secured Debt Ratio (Total Secured Debt/Total Gross Assets) 6.8% 8.3% Fixed and variable rate ratios:(1) Fixed rate Total Debt 99.2% 99.1% Variable rate Total Debt 0.8% 0.9% 100.0% 100.0% 11 COVENANTS AS OF DECEMBER 31, 2013 Bank Line of Credit Financial Covenants(2) Requirement Actual Compliance Leverage Ratio No greater than 60% 39% Secured Debt Ratio No greater than 30% 7.5% Unsecured Leverage Ratio No greater than 60% 38% Fixed Charge Coverage Ratio (12 months) No less than 1.50x 3.7x (1) $72 million of variable-rate mortgages and £137 million term loan are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float). (2) Calculated based on the definitions contained in the credit agreement which may be different than similar terms used in the Company’s consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

Investments Dollars in thousands INVESTMENTS December 31, 2013 Description Three Months Ended Year Ended Acquisitions of real estate and land $ — $ 87,681 Loan investments(1) — 279,500 Total fundings for development, tenant and capital improvements 50,558 173,280 Marketable debt securities — 16,706 Construction loan commitment fundings 6,281 40,704 Total investments $ 56,839 $ 597,871 Includes Barchester debt investment that was repaid for £129 million ($202 million) on September 6, 2013. The Company acquired this debt investment in two transactions: (i) £121 million at a discount for £109 million in May 2013; and (ii) £9 million at a discount for £5 million in August 2013. (1) 12 Solana Vintage Park Senior Housing Facility Houston, Texas

Investments | Acquisitions and Dispositions

Dollars and square feet in thousands

ACQUISITIONS OF REAL ESTATE AND LAND FOR THE YEAR ENDED DECEMBER 31, 2013

Location	Date	Capacity	Property Count	Segment	Investment
Anderson, IN	March 8, 2013	38 Acres	N/A	Post-acute/skilled	$ 408
Klamath Falls, OR	March 14, 2013	60 Units	1	Senior housing	9,038[(1)]
Various cities, OR	March 26, 2013	190 Units	3	Senior housing	28,937[(1)]
Stevens Point, WI	April 25, 2013	147 Units	—	Senior housing	16,100
Sunrise, FL	June 28, 2013	181 Units	1	Senior housing	17,994
Webster, TX	September 25, 2013	60 Beds	1	Hospital	15,204[(2)]
					$ 87,681

DISPOSITIONS FOR THE YEAR ENDED DECEMBER 31, 2013

Property Location/Description	Date	Capacity	Property Count	Segment	Payoff/Sales Price, Net of Costs
Pinellas Park, FL	May 31, 2013	97 Units	1	Senior housing	$ 3,777
Greenfield, WI	September 25, 2013	62 Beds	1	Hospital	15,204[(2)]
Houston, TX	November 20, 2013	383 Units	1	Senior housing	18,302
Various	December 11, 2013	919 Beds	7	Post-acute/skilled	60,283
Perris, CA	December 19, 2013	109 Beds	1	Post-acute/skilled	7,199
Murfreesboro, TN	December 20, 2013	124 Sq. Ft.	1	Medical office	4,476
Pampa, TX	December 30, 2013	29 Sq. Ft.	1	Medical office	1,485
					$ 110,726
Barchester investment repayment	September 6, 2013	N/A	N/A	Post-acute/skilled	203,213[(3)]
					$ 313,939

(1) Represents the four remaining senior housing facilities from the Company's previously announced Blackstone JV acquisition.
(2) On September 25, 2013, we acquired a 60-bed hospital located in Webster, TX in exchange for the sale of a 62-bed hospital located in Greenfield, WI.
(3) Includes Barchester debt investment that was repaid for £129 million ($202 million) on September 6, 2013. The Company acquired this debt investment in two transactions: (i) £121 million at a discount for £109 million in May 2013; and (ii) £9 million at a discount for £5 million in August 2013.

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Investments | Development

As of December 31, 2013, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Name of Project	Location	Segment	Estimated Completion Date	Estimated Rentable Sq. Ft.	Investment to Date	Estimated Total Investment
Development:						
Ridgeview	Poway, CA	Life science	2Q 2014	115	$ 14,457	$ 22,937
Anderson II	Anderson, IN	Post-acute/skilled	1Q 2014	N/A	7,185	9,090
Redevelopment:						
Durham Research Lab[1]	Durham, NC	Life science	1Q 2014	28	14,236	17,072
Carmichael II[1]	Durham, NC	Life science	4Q 2014	77	9,447	29,733
1030 Massachusetts Avenue[1]	Cambridge, MA	Life science	1Q 2015	53	26,041	29,013
Alaska[1]	Anchorage, AK	Medical office	1Q 2014	32	8,046	9,561
Folsom	Sacramento, CA	Medical office	1Q 2014	92	37,005	39,251
Bayfront[1]	St. Petersburg, FL	Medical office	4Q 2014	135	12,493	21,850
Delta Point[1]	Las Vegas, NV	Medical office	4Q 2014	60	18,111	23,111
					$ 147,021	**$ 201,618**

LAND HELD FOR DEVELOPMENT

Primary Location	Primary Segment	Gross Site Acreage	Estimated Rentable Sq. Ft.	Investment to Date
California - Bay Area & San Diego	Life science	156	3,214	$ 369,770

PROJECTS PLACED IN SERVICE IN THE CURRENT QUARTER

Name of Project	Location	Segment	Rentable Sq. Ft.	Investment	% Leased
Durham Research Lab[1]	Durham, NC	Life science	23	$ 9,112	100
Carmichael I[1]	Durham, NC	Life science	38	16,034	100
1030 Massachusetts Avenue[1]	Cambridge, MA	Life science	25	14,882	82
Innovation Drive	San Diego, CA	Medical office	84	30,545	-
			170	**$ 70,573**	

(1) Represents a portion of the facility.

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Portfolio Summary As of and for the quarter ended December 31, 2013, dollars and square feet in thousands PORTFOLIO SUMMARY BY INVESTMENT PRODUCT Property Portfolio Property Count Investment Cash NOI Age (Years) Capacity Occupancy % EBITDARM CFC EBITDAR CFC Senior housing 424 $ 6,886,537 $ 141,752 16 86.4 1.31x 1.10x Senior housing - Operating 20 767,592 13,332 22 89.0 N/A N/A Post-acute/skilled 302 5,755,824 117,918 34 85.1 2.22x 1.72x Life science 111 3,439,319 57,518 17 92.4 N/A N/A Medical office 206 2,663,101 53,405 20 91.7 N/A N/A Hospital 16 592,360 20,088 27 54.9 5.80x 5.34x 1,079 $ 20,104,733 $ 404,013 22 40,964 4,618 38,566 7,080 14,094 2,221 Units Units Beds Sq. Ft. Sq. Ft. Beds 15 Debt Investments Investment Interest Income Senior housing 164,663 3,293 Post-acute/skilled 427,356 13,939 Hospital 18,071 316 610,090 17,548 Total 20,714,823 421,561 $ $ $ $ $ $

Shoreline Recent Development Mountain View, California Portfolio Summary 16 For the quarter ended December 31, 2013, dollars in thousands PORTFOLIO NOI, CASH NOI AND INTEREST INCOME Segment Rental and RIDEA Revenues Operating Expenses NOI(2) Cash NOI Interest Income Cash NOI and Interest Income Senior housing(1) $ 191,686 $ 25,011 $ 166,675 $ 155,084 $ 3,293 $ 158,377 Post-acute/skilled 136,696 594 136,102 117,918 13,939 131,857 Life science 75,791 15,643 60,148 57,518 — 57,518 Medical office 87,082 34,012 53,070 53,405 — 53,405 Hospital 21,053 1,032 20,021 20,088 316 20,404 $ 512,308 $ 76,292 $ 436,016 $ 404,013 $ 17,548 $ 421,561 (1) Brookdale Senior Living manages 20 assets on behalf of the Company under a RIDEA structure. For the three months ended December 31, 2013, revenues and operating expenses were $37.4 million and $24.1 million, respectively. (2) NOI attributable to non-controlling interests for the three months ended December 31, 2013 was $7.7 million.

Portfolio Diversification As of and for the quarter ended December 31, 2013, dollars in thousands CASH NOI BY STATE State Properties Senior Housing Post-Acute/ Skilled Life Science Medical Office Hospital Total % of Total CA 160 $ 18,976 $ 4,646 $ 53,772 $ 3,338 $ 4,413 $ 85,145 21 TX 108 18,664 1,940 — 13,617 6,795 41,016 10 FL 94 18,388 10,956 — 3,400 1,899 34,643 9 PA 55 5,476 25,520 — — — 30,996 8 IL 51 9,845 14,220 — 321 — 24,386 6 OH 70 4,275 14,439 — 215 — 18,929 5 MI 38 3,927 11,523 — — — 15,450 4 MD 34 6,379 4,815 — 731 — 11,925 3 WA 30 4,208 2,563 — 4,726 — 11,497 3 VA 30 6,370 4,146 — 781 — 11,297 3 Other 409 58,576 23,150 3,746 26,276 6,981 118,729 28 1,079 $ 155,084 $ 117,918 $ 57,518 $ 53,405 $ 20,088 $ 404,013 100 17 OPERATOR/TENANT DIVERSIFICATION Annualized Revenues Company Primary Segment Amount % HCR ManorCare Post-acute/skilled $ 506,153 29 Emeritus Corporation Senior housing 233,326 13 Brookdale Senior Living Senior housing 136,913 8 Sunrise Senior Living Senior housing 89,904 5 HCA Hospital 56,012 3 Amgen Life science 43,130 2 Genentech Life science 40,198 2 Tandem/LaVie Post-acute/skilled 34,475 2 Four Seasons Health Care Post-acute/skilled 26,798 2 Capital Senior Living Senior housing 16,462 1 Other 559,421 33 $ 1,742,792 100

18 Oyster Point I Life Science Building South San Francisco, California

Same Property Portfolio Dollars in thousands THREE-MONTH SPP Year-Over-Year Sequential Property Count Investment Percent of Property Portfolio Occupancy Cash NOI Growth Occupancy Cash NOI Growth 4Q13 4Q12 4Q13 3Q13 Senior housing 310 $ 5,880,765 76.8% 86.2% 86.2% 4.9% 86.2% 85.5% 4.3% Post-acute/skilled 302 5,755,824 100.0% 83.8% 85.6% 3.5% 83.8% 84.5% —% Life science 107 3,344,819 97.3% 92.6% 91.5% 1.8% 92.6% 92.4% 1.1% Medical office 200 2,508,925 94.2% 92.3% 91.9% 2.4% 92.3% 91.1% 1.8% Hospital 14 517,467 87.4% 52.3% 53.8% 2.1% 52.3% 53.3% (0.2% 933 $ 18,007,800 89.6% 3.5% 1.8% ) 19 YEAR-OVER-YEAR SPP Property Count Investment Percent of Property Portfolio Occupancy Cash NOI Growth 4Q13 4Q12 Senior housing 310 $ 5,876,905 76.8% 86.2% 86.2% 5.1% Post-acute/skilled 302 5,755,824 100.0% 83.8% 85.6% 3.5% Life science 102 3,245,144 94.4% 93.7% 92.5% (1.6% Medical office 181 2,287,095 85.9% 92.6% 92.2% 2.3% Hospital 14 517,467 87.4% 52.3% 53.8% 3.7% 909 $ 17,682,435 88.0% 3.1% )

Portfolio | Lease Expirations and Debt Investment Maturities[1]

Annualized Revenues at December 31, 2013, dollars in thousands

LEASE EXPIRATIONS

Year	Total	% of Total	Senior Housing[3]	Post-Acute/ Skilled	Life Science	Medical Office	Hospital
2014[2]	$ 66,406	4	$ —	$ —	$ 9,489	$ 56,917	$ —
2015	63,042	4	214	462	24,352	38,014	—
2016	61,278	4	16,838	330	9,872	34,238	—
2017	86,793	5	10,574	—	28,901	37,165	10,153
2018	144,275	9	79,050	1,139	28,182	35,904	—
2019	68,110	4	14,884	18,415	7,916	19,701	7,194
2020	147,907	9	68,823	5,513	44,928	23,172	5,471
2021	61,417	4	18,224	—	31,633	10,442	1,118
2022	36,755	2	3,221	3,179	8,618	12,831	8,906
2023	63,119	4	22,991	—	32,969	7,159	—
Thereafter	823,014	51	316,796	444,648	14,333	13,237	34,000
	$ 1,622,116	100	$ 551,615	$ 473,686	$ 241,193	$ 288,780	$ 66,842

DEBT INVESTMENT MATURITIES

Year	Total	Senior Housing	Post-Acute/ Skilled
2014	$ —	$ —	$ —
2015	—	—	—
2016	9,210	9,210	—
2017	29,995	2,855	27,140
2018	—	—	—
2019	—	—	—
2020	27,243	445	26,798
2021	—	—	—
2022	899	899	—
2023	—	—	—
Thereafter	—	—	—
	$ 67,347	$ 13,409	$ 53,938

(1) Assumes that none of the tenants exercise any of their renewal or purchase options. See "Tenant Purchase Options" section of Note 12 to the Consolidated Financial Statements for the year ended December 31, 2013 included in the Company's Annual Report on Form 10-K filed with the SEC for additional information on leases subject to purchase options.
(2) Includes month-to-month and holdover leases.
(3) Excludes $53.3 million related to 20 facilities operated under a RIDEA structure by Brookdale Senior Living.

20

Senior Housing As of and for the quarter ended December 31, 2013, dollars in thousands INVESTMENTS Property Portfolio Property Count Investment Cash NOI Units Occupancy % EBITDARM CFC EBITDAR CFC Operating Leases: Assisted living 270 $ 3,852,277 $ 81,232 22,600 86.8 1.27x 1.07x Independent living 47 858,139 17,902 6,105 88.3 1.23x 1.08x CCRCs 14 685,027 15,801 4,332 86.5 1.47x 1.22x Direct Financing Leases: Assisted living 27 628,787 11,431 3,136 85.9 1.54x 1.23x HCR ManorCare 66 862,307 15,386 4,791 82.9 N/A N/A Operating Properties (RIDEA): Assisted/Independent living 20 767,592 13,332 4,618 89.0 N/A N/A 444 $ 7,654,129 $ 155,084 45,582 86.5 1.31x 1.10x 21 Debt Investments Investment Interest Income Construction loans 117,449 2,393 Emeritus Corporation 30,220 578 Other 16,994 322 164,663 3,293 Total 7,818,792 158,377 $ $ $ $ $ $

Senior Housing As of and for the quarter ended December 31, 2013, dollars in thousands OPERATOR CONCENTRATION Property Portfolio(1) Operator Investment NOI and Interest Income Cash NOI and Interest Income Properties Occupancy % EBITDARM CFC EBITDAR CFC Count % Pooled Units Emeritus Corporation $ 2,946,148 $ 66,070 $ 58,090 202 96 18,153 87.2 1.23x 1.05x Brookdale Senior Living 1,598,688 35,965 34,746 56 100 10,694 87.5 1.42x 1.19x Sunrise Senior Living(2) 1,331,817 25,717 26,298 48 98 5,563 87.0 1.48x 1.19x HCR ManorCare 862,307 18,240 15,384 66 100 4,791 82.9 N/A N/A Harbor Retirement Associates 211,441 4,178 4,034 14 100 1,345 82.7 1.41x 1.15x Aegis Senior Living 182,152 3,939 4,021 10 80 701 87.8 1.25x 1.07x Other 686,239 15,858 15,804 48 94 4,335 85.6 1.21x 1.03x $ 7,818,792 $ 169,967 $ 158,377 444 97 45,582 86.5 1.31x 1.10x 22 (1) Presented for leased and operating properties, if applicable, and excludes debt investments. (2) Sunrise Senior Living’s percentage pooled consists of 47 assets under 6 separate pools.

Senior Housing Dollars in thousands SAME PROPERTY PORTFOLIO 4Q12 1Q13 2Q13 3Q13 4Q13 Property count 310 310 310 310 310 Investment 5,821,114 5,842,054 5,855,104 5,867,079 5,880,765 Units 35,018 35,023 35,051 35,040 35,077 3-Month occupancy % 86.2 86.7 86.0 85.5 86.2 EBITDARM CFC 1.34x 1.35x 1.34x 1.34x 1.33x EBITDAR CFC 1.12x 1.12x 1.12x 1.12x 1.11x NOI: Total revenues 152,673 151,222 152,431 151,238 157,036 Operating expenses (22,993 (22,629 (22,606 (23,121 (24,318 129,680 128,593 129,825 128,117 132,718 Cash NOI: Non-cash adjustments to NOI (8,473 (11,519 (8,187 (6,161 (5,534 121,207 117,074 121,638 121,956 127,184 Year-Over-Year Three-Month SPP Growth 4.9% ) ) ) ) ) ) ) ) ) ) $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ 23

Post-Acute/Skilled

As of and for the quarter ended December 31, 2013, dollars in thousands

INVESTMENTS

Leased Properties	Property Count	Investment	Cash NOI	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
Operating leases	34	$ 202,523	$ 6,755	3,618	86.3	2.22x	1.72x
HCR DFLs	268	5,553,301	111,163	34,948	85.0	N/A	N/A
	302	**$ 5,755,824**	**$ 117,918**	**38,566**	**85.1**	**2.22x**	**1.72x**

Debt Investments	Investment	Interest Income	DSC
Four Seasons Health Care(1)	$ 227,095	$ 6,741	1.87x
Tandem/LaVie	200,261	6,792	1.74x
Other	—	406	N/A
	$ 427,356	**$ 13,939**	
Total	**$ 6,183,180**	**$ 131,857**	

OPERATOR CONCENTRATION

				Property Portfolio(2)					
				Properties					
Operator	Investment	NOI and Interest Income	Cash NOI and Interest Income	Count	% Pooled	Beds	Occupancy %	EBITDARM CFC	EBITDAR CFC
HCR ManorCare	$ 5,553,301	$ 129,272	$ 111,163	268	100	34,948	85.0	N/A	N/A
Tandem/LaVie	263,361	8,506	8,625	9	100	932	96.1	2.84x	2.34x
Four Seasons Health Care(1)	227,095	6,741	6,741	—	—	—	—	N/A	N/A
Covenant Care	69,122	2,831	2,768	12	100	1,267	85.5	1.97x	1.44x
Trilogy Health Services	33,351	1,489	1,376	5	100	567	93.2	2.11x	1.71x
Other	36,950	1,202	1,184	8	50	852	72.4	1.98x	1.42x
	$ 6,183,180	**$ 150,041**	**$ 131,857**	**302**	**99**	**38,566**	**85.1**	**2.22x**	**1.72x**

(1) Represents senior unsecured notes with a face value of £138.5 million, purchased at a discount for £136.8 million translated into U.S. dollars as of December 31, 2013.
(2) Presented for leased properties and excludes debt investments.

24

Post-Acute/Skilled Dollars in thousands SAME PROPERTY PORTFOLIO 4Q12 1Q13 2Q13 3Q13 4Q13 Property count 302 302 302 302 302 Investment 5,627,622 5,661,676 5,693,256 5,724,132 5,755,824 Beds 38,417 38,464 38,382 38,531 38,566 3-Month occupancy % 85.6 85.5 86.7 84.5 83.8 NOI: Total revenues 133,644 133,836 135,255 136,017 136,697 Operating expenses (46 (128 (132 (129 (95 133,598 133,708 135,123 135,888 136,602 Cash NOI: Non-cash adjustments to NOI (19,238 (19,360 (16,802 (17,467 (18,184 114,360 114,348 118,321 118,421 118,418 Year-Over-Year Three-Month SPP Growth 3.5% SPP Metrics (excludes HCR) EBITDARM CFC 2.16x 2.21x 2.25x 2.25x 2.22x EBITDAR CFC 1.65x 1.71x 1.74x 1.75x 1.72x Quality mix % 63.2 62.7 62.3 61.7 61.8 ) ) ) ) ) ) ) ) ) ) $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ 25

Post-Acute/Skilled HCR ManorCare Portfolio Summary As of and for the quarter ended December 31, 2013, dollars in thousands HCP INVESTMENT IN HCR MANORCARE Property Count Investment(1) NOI(2) Cash NOI Occupancy % Assisted living 66 $ 862,307 $ 18,240 $ 15,386 82.9 Post-acute/skilled 268 5,553,301 129,272 111,163 85.0 Total 334 $ 6,415,608 $ 147,512 $ 126,549 84.7 For the trailing twelve months ended, dollars in thousands HCR MANORCARE PERFORMANCE 26 Facility EBITDARM(3) Facility EBITDAR(3) HCR OpCo (guarantor) Quality Mix %(4) Amount CFC Amount CFC Fixed Charge Coverage(3) A $ $ $ $ September 30, 2013 68.2 578,889 1.16x 407,775 0.82x 1.07x December 31, 2013 67.8 639,957 1.28x 469,531 0.94x 1.16x Includes accumulated DFL accretion of $398.6 million related to HCP’s equity interest in HCR. Assisted living and post-acute/skilled NOI includes reductions of $1.9 million and $13.6 million, respectively, related to HCP’s equity interest in HCR. HCR Facility EBITDARM and EBITDAR include non-cash accrual charges for general and professional liability claims. HCR (guarantor) fixed charge coverage is based on EBITDAR that includes home health and hospice EBITDAR, corporate general and administrative expenses and non-cash accrual charges for general and professional liability claims. The fixed charges include cash rent and cash interest expense. Private-pay is 32.4% and Medicare is 35.8% of total revenues for the period ending September 30, 2013. Private-pay is 32.6% and Medicare is 35.2% of total revenues for the period ending December 31, 2013. (1) (2) (3) (4)

Life Science As of and for the quarter ended December 31, 2013, dollars and square feet in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Square Feet Occupancy % San Francisco 78 $ 2,674,377 $ 43,638 4,745 91.0 San Diego 22 604,632 10,134 1,581 93.5 Other 11 160,310 3,746 754 99.4 Total 111 $ 3,439,319 $ 57,518 7,080 92.4 SAME PROPERTY PORTFOLIO 27 4Q12 1Q13 2Q13 3Q13 4Q13 Property count 107 107 107 107 107 Investment 3,322,007 3,325,704 3,328,628 3,337,153 3,344,819 Square feet 6,888 6,888 6,888 6,888 6,888 Occupancy % 91.5 91.6 91.8 92.4 92.6 NOI: Total revenues 72,866 71,759 71,704 71,539 73,121 Operating expenses (13,965 (12,183 (12,504 (12,364 (14,048 58,901 59,576 59,200 59,175 59,073 Cash NOI: Non-cash adjustments to NOI (3,256 (3,499 (2,952 (3,159 (2,425 55,645 56,077 56,248 56,016 56,648 Year-Over-Year Three-Month SPP Growth 1.8% ) ) ) ) ) ) ) ) ) ) $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $

Life Science Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATIONS DATA (NEXT 3 YEARS) Total San Francisco San Diego Other Year Square Feet % Annualized Revenues % Square Feet Annualized Revenues Square Feet Annualized Revenues Square Feet Annualized Revenues 2014(1) 420 6 $ 9,489 4 403 $ 9,090 14 $ 295 3 $ 104 2015 714 11 24,352 10 361 12,372 353 11,980 — — 2016 382 6 9,872 4 334 8,565 48 1,307 — — Thereafter 5,029 77 197,480 82 3,219 149,907 1,062 30,976 748 16,597 6,545 100 $ 241,193 100 4,317 $ 179,934 1,477 $ 44,558 751 $ 16,701 28 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Leased Square Feet as of September 30, 2013 6,525 $ 36.31 Redevelopments 5 24.93 Expirations (156 27.01 Renewals, amendments and extensions 156 25.57 (5.3 $ 4.60 $ 7.63 50 77.4% New leases 15 24.52 58.96 8.23 46 Leased Square Feet as of December 31, 2013 6,545 $ 36.85 ) ) (1) Includes month-to-month and holdover leases

East Grand LIfe Science Building South San Francisco, California Life Science As of December 31, 2013, dollars and square feet in thousands TENANT CONCENTRATION 29 Square Feet Annualized Revenues Amount % of Total Amount % of Total Amgen 684 10 $ 43,130 18 Genentech 794 12 40,198 17 Rigel Pharmaceuticals 147 2 13,855 6 LinkedIn Corporation 373 6 13,005 5 Exelixis, Inc. 295 5 12,673 5 Google 290 4 9,298 4 Myriad Genetics 310 5 7,509 3 Takeda 166 3 6,986 3 ARUP 324 5 5,418 2 NuVasive, Inc. 145 2 4,909 2 Other 3,017 46 84,212 35 6,545 100 $ 241,193 100

Medical Office As of and for the quarter ended December 31, 2013, dollars and square feet in thousands INVESTMENTS Leased Properties Property Count Investment Cash NOI Square Feet Occupancy % Healthcare System Affiliated % On-Campus 159 $ 2,159,180 $ 44,140 11,806 92.3 100.0 Off-Campus 47 503,921 9,265 2,288 88.7 65.6 Total 206 $ 2,663,101 $ 53,405 14,094 91.7 94.4 SAME PROPERTY PORTFOLIO 30 4Q12 1Q13 2Q13 3Q13 4Q13 $ $ $ $ $ $ $ $ Property count 200 200 200 200 200 Investment 2,460,822 2,467,869 2,478,562 2,492,442 2,508,925 Square feet 13,454 13,454 13,454 13,461 13,463 Occupancy % 91.9 91.3 91.4 91.1 92.3 NOI: Total revenues 83,486 83,097 84,638 85,384 83,675 Operating expenses (30,538 (31,423 (32,164 (33,020 (31,076 52,948 51,674 52,474 52,364 52,599 Cash NOI: Non-cash adjustments to NOI (1,123 (1,231 (889 (259 448 51,825 50,443 51,585 52,105 53,047 Year-Over-Year Three-Month SPP Growth 2.4% $ $ $ $ $ $ $ $ ) ) ) ) ) ) ) ) ) $ $ $ $

Medical Office Dollars and square feet in thousands, except dollars per square foot SELECTED LEASE EXPIRATIONS DATA (NEXT 3 YEARS) Total On-Campus Off-Campus Year Square Feet % Annualized Revenues % Square Feet Annualized Revenues Square Feet Annualized Revenues 2014(1) 2,516 19 $ 56,917 20 2,204 $ 49,746 312 $ 7,171 2015 1,654 13 38,014 13 1,322 30,788 332 7,226 2016 1,547 12 34,238 12 1,425 31,449 122 2,789 Thereafter 7,204 56 159,611 55 5,941 131,375 1,263 28,236 12,921 100 $ 288,780 100 10,892 $ 243,358 2,029 $ 45,422 31 LEASING ACTIVITY Leased Square Feet Annualized Base Rent Per Sq. Ft. % Change In Rents HCP Tenant Improvements Per Sq. Ft. Leasing Costs Per Sq. Ft. Average Lease Term (Months) Retention Rate YTD (2) ) ) ) ) Leased Square Feet as of September 30, 2013 12,772 $ 22.94 Dispositions (18 11.04 Expirations (464 22.30 Renewals, amendments and extensions 401 21.80 (0.5 $ 8.72 $ 2.40 57 73.9% New leases 240 20.84 34.18 6.76 87 Terminations (10 15.58 Leased Square Feet as of December 31, 2013 12,921 $ 23.00 (1) Includes month-to-month and holdover leases. (2) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

Hospital

As of and for the quarter ended December 31, 2013, dollars in thousands

INVESTMENTS

Leased Properties	Property Count	Investment	Cash NOI	Beds	Occupancy %[1]	EBITDARM CFC[1]	EBITDAR CFC[1]
Acute care	5	$ 379,860	$ 14,323	1,508	49.1	6.72x	6.26x
Other	11	212,500	5,765	713	64.1	2.99x	2.53x
	16	**$ 592,360**	**$ 20,088**	**2,221**	**54.9**	**5.80x**	**5.34x**

Debt Investments	Investment	Interest Income
Delphis[2]	$ 18,071	$ —
Other	—	316
	$ 18,071	**$ 316**
Total	**$ 610,431**	**$ 20,404**

SAME PROPERTY PORTFOLIO

	4Q12	1Q13	2Q13	3Q13	4Q13
Property count	14	14	14	14	14
Investment	$ 517,037	$ 517,467	$ 517,467	$ 517,467	$ 517,467
Beds	1,429	1,429	1,429	1,429	1,429
3-Month occupancy %	53.8	54.3	59.5	53.3	52.3
EBITDARM CFC	5.66x	5.90x	5.89x	5.99x	5.96x
EBITDAR CFC	5.20x	5.43x	5.42x	5.53x	5.49x
NOI:					
Total revenues	$ 19,339	$ 18,579	$ 9,270	$ 19,442	$ 19,415
Operating expenses	(741)	(887)	(967)	(975)	(985)
	$ 18,598	**$ 17,692**	**$ 8,303**	**$ 18,467**	**$ 18,430**
Cash NOI:					
Non-cash adjustments to NOI	(187)	(187)	11,968	368	365
	$ 18,411	**$ 17,505**	**$ 20,271**	**$ 18,835**	**$ 18,795**
				Year-Over-Year Three-Month SPP Growth	**2.1%**

(1) Certain operators in HCP's hospital portfolio are not required under their respective leases to provide operational data.

(2) Includes a senior secured loan to Delphis that was placed on non-accrual status effective January 1, 2011 with a carrying value of $18.1 million at December 31, 2013. For additional information see Note 7 to the Consolidated Financial Statements for the year ended December 31, 2013 included in the Company's Annual Report on Form 10-K filed with the SEC.

32

Investment Management Platform As of and for the quarter ended December 31, 2013, dollars and square feet in thousands INVESTMENTS Total Medical Office Life Science (1) HCP’s Ownership Percentage 20% - 30% 50% - 63% Joint Venture’s Investment 962,513 817,103 145,410 Joint Venture’s Mortgage Debt 467,115 467,115 — HCP’s Net Equity Investment(2) 105,706 36,862 68,844 Property Count 70 4 Square Feet 3,389 278 Occupancy % 82.4 83.4 $ $ $ $ $ $ $ $ $ SELECTED FINANCIAL DATA Three Months Ended December 31, 2013 Medical Office Life Science 33 Total revenues 19,381 2,717 Operating expenses (7,870 (548 NOI 11,511 2,169 Depreciation and amortization (7,381 (428 General and administrative (750 (88 Interest expense and other (7,252 (15 Net income (loss) (3,872 1,638 Depreciation and amortization 7,381 428 FFO 3,509 2,066 Amortization of above and below market lease intangibles, net (140 — Amortization of deferred financing costs, net 219 4 Straight-line rents (185 33 Leasing costs and tenant and capital improvements (3,161 (694 FAD 242 1,409 HCP’s pro rata share of net income (loss) (809 965 HCP’s pro rata share of FFO 800 1,201 HCP’s pro rata share of FAD 68 820 ) ) ) ) ) ) ) ) ) ) ) ) ) ) $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ Includes four hospitals with a capacity of 149 beds, investment of $77.6 million, and cash NOI of $1.1 million as of and for the quarter ended December 31, 2013. The carrying value of investments in unconsolidated joint ventures is based on the amount the Company paid to purchase the joint venture interest, which is different from the Company’s capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture. (1) (2)

Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Annualized Revenues The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, DFL interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Annualized Revenues for properties classified as held for sale are excluded. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the same period. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for (i) the disaggregated HCR senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) the 20 properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Consolidated Debt The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction and redevelopments. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable, and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. EBITDA is a supplemental measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from real estate dispositions, and litigation settlement charges. Adjusted EBITDA REPORTING Definitions 34 permits investors to view income from the Company’s operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, EBITDA and Adjusted EBITDA allow investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods, and to compare its operating performance to that of other companies. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing twelve months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining Cash Flow Coverage and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/ tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for (i) the disaggregated HCR senior housing and post-acute/skilled portfolios, as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty; (ii) the 20 properties operated under a RIDEA structure; or (iii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends. Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” section of the accompanying earnings press release for information regarding FAD. Funds From Operations (“FFO”)* See the “Funds From Operations” section of the accompanying earnings press release for information regarding FFO and FFO as adjusted. FAD Payout Ratio* Dividends declared per common share divided by diluted FAD per common share for a given period. The FAD Payout Ratio is a supplemental measure of the portion of FAD being declared as dividends to common stockholders. FAD Payout Ratio is subject to the same limitations and qualifications as FAD. REPORTING Definitions 35

REPORTING FFO Payout Ratio* Dividends declared per common share divided by diluted FFO per common share for a given period. The FFO Payout Ratio is a supplemental measure of the portion of FFO being declared as dividends to common stockholders. FFO Payout Ratio is subject to the same limitations and qualifications as FFO. Healthcare System Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Investment Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments. Investment Management Platform Includes the following unconsolidated joint ventures: (i) four life science properties in three joint ventures in which the Company’s interests range from 50%-63%, (ii) HCP Ventures III, a medical office joint venture in which the Company owns an effective interest of 25.5% consisting of an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III, and (iii) HCP Ventures IV, a medical office joint venture in which the Company holds a 20% interest. Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* Rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, interest expense, depreciation and amortization, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from and impairments of unconsolidated joint ventures, and discontinued operations. NOI is a supplemental measure that reflects only income and operating expense items that are incurred at the property level and is presented on an unleveraged basis. Cash NOI is calculated as NOI eliminating the effects of non-cash adjustments primarily related to straight-line rents and DFL accretion but also including amortization of above and below market lease intangibles, and lease termination fees. Cash NOI is also referred to as “Adjusted NOI.” The Company uses NOI and Cash NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. Net income is the most directly comparable GAAP measure to NOI. Occupancy For life science facilities and medical office buildings, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to- month leases, as of the end of the period reported. For senior housing leased facilities, post-acute/skilled facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing three-month and twelve-month periods and one quarter in arrears from the date reported. For operating properties under a RIDEA structure, occupancy represents the facilities’ average operating occupancy for the period presented. The percentages are calculated based on units, licensed beds and available beds for senior housing facilities, post-acute/skilled facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Owned Portfolio Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and debt investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease or multiple master leases, a pooling agreement or multiple pooling agreements, or cross-guaranties. Pre-CNL Acquisition As of and for the six months ended June 30, 2006 (12 months for Adjusted Fixed Charge Coverage). The Company completed mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (collectively, “CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006. Quality Mix Non-Medicaid revenues as a percent of total revenues for the trailing 12 months and one quarter in arrears from the period presented. Definitions 36

Redevelopment Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties. Rental and RIDEA Revenues Rental and related revenues, tenant recoveries, resident fees and services, and income from DFLs. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. RIDEA The Housing and Economic Recovery Act of 2008. Same Property Portfolio (“SPP”) Stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates changes in the composition of the Company’s portfolio of properties. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share of total secured debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Total Debt Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Investment Management Platform. Total Gross Assets Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform and its equity interest in HCR, after adding back accumulated depreciation and amortization. Total Market Capitalization Total Debt plus Total Market Equity. Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end. Total Secured Debt Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. Yield Cash NOI divided by Investment. For acquisitions, initial yields are calculated as projected cash NOI, 12 months forward, as of the closing date divided by total acquisition cost basis. The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs. REPORTING Definitions 37

38 *Non-GAAP Supplemental Measures Adjusted Fixed Charge Coverage, CFC, DSC, EBITDA, Adjusted EBITDA, Facility EBITDA, Facility EBITDAR, Facility EBITDARM, Financial Leverage, Fixed Charges, FAD, FAD Payout Ratio, FFO, FFO Payout Ratio, NOI, cash NOI and Secured Debt Ratio are supplemental non- GAAP measures that have inherent limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations and not as alternatives to those indicators. Further, the Company’s computations of these non-GAAP measures may not be comparable to similar measures reported by other companies. Historical reconciliations of Adjusted Fixed Charge Coverage, Financial Leverage and Secured Debt Ratio are available in the Company’s Current Reports on Form 8-K filed with the SEC on February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics). REPORTING Definitions Parker Adventist Medical Office Building Parker, Colorado 38

Reconciliations of Non-GAAP Measures Dollars in thousands ADJUSTED FIXED CHARGE COVERAGE Three Months Ended December 31, Year Ended December 31, 2013 2012 2013 2012 Adjusted EBITDA $ 456,690 $ 431,690 $ 1,800,454 $ 1,627,374 Interest expense: Continuing operations $ 109,603 $ 107,015 $ 435,252 $ 416,172 Discontinued operations — 240 576 2,894 HCP’s share of interest expense from the Investment Management Platform 1,604 1,622 6,389 6,350 Capitalized interest 2,642 4,843 13,494 23,360 Preferred stock dividends — — — 6,574 Fixed charges $ 113,849 $ 113,720 $ 455,711 $ 455,350 Adjusted fixed charge coverage 4.0x 3.8x 4.0x 3.6x 39

Reconciliations of Non-GAAP Measures Dollars in thousands EBITDA AND ADJUSTED EBITDA Three Months Ended December 31, Year Ended December 31, 2013 2012 2013 2012 Net income $ 297,639 $ 246,260 $ 985,006 $ 846,842 Interest expense: Continuing operations 109,603 107,015 435,252 416,172 Discontinued operations — 240 576 2,894 Income taxes: Continuing operations 2,261 (489 5,815 (1,654 Discontinued operations 30 (16 54 18 Depreciation and amortization of real estate, in-place lease and other intangibles: Continuing operations 106,140 97,921 423,312 353,704 Discontinued operations 1,258 2,252 5,862 12,808 Equity income from unconsolidated joint ventures (20,155 (11,652 (64,433 (54,455 HCP’s share of EBITDA from the Investment Management Platform 3,606 3,644 14,906 14,695 Other joint venture adjustments 15,617 15,113 62,598 59,926 EBITDA $ 515,999 $ 460,288 $ 1,868,948 $ 1,650,950 Impairments 1,372 — 1,372 7,878 Gain on sales of real estate (60,681 (28,598 (69,866 (31,454 Adjusted EBITDA $ 456,690 $ 431,690 $ 1,800,454 $ 1,627,374 ) ) ) ) ) ) ) ) ) ) ) 40

Reconciliations of Non-GAAP Measures Dollars in thousands TOTAL GROSS ASSETS December 31, 2013 December 31, 2012 Consolidated total assets $ 20,075,870 $ 19,915,555 Investments in and advances to unconsolidated joint ventures (196,576 (212,213 Accumulated depreciation and amortization 2,257,187 1,935,554 Accumulated depreciation and amortization from assets held for sale 11,920 45,285 Consolidated Gross Assets $ 22,148,401 $ 21,684,181 HCP’s share of unconsolidated total assets(1) 267,102 270,744 HCP’s share of unconsolidated accumulated depreciation and amortization(1) 50,128 46,212 Total Gross Assets $ 22,465,631 $ 22,001,137 ) ) 41 (1) Reflects the Company’s pro-rata share of amounts from the Investment Management Platform and its equity interest in HCR.

Reconciliations of Non-GAAP Measures Dollars in thousands NOI AND CASH NOI Three Months Ended December 31, Year Ended December 31, 2013 2012 2013 2012 Net income $ 297,639 $ 246,260 $ 985,006 $ 846,842 Interest income (17,548 (12,223 (86,159 (24,536 Investment management fee income (441 (472 (1,847 (1,895 Interest expense 109,603 107,015 435,252 416,172 Depreciation and amortization 106,140 97,921 423,312 353,704 General and administrative 19,190 25,105 109,233 79,395 Impairments — — — 7,878 Other income, net (1,184 (304 (18,216 (2,976 Income taxes 2,261 (489 5,815 (1,654 Equity income from unconsolidated joint ventures (20,155 (11,652 (64,433 (54,455 Total discontinued operations (59,489 (33,909 (74,373 (45,652 NOI $ 436,016 $ 417,252 $ 1,713,590 $ 1,572,823 ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) 42 Straight-line rents (11,028 (13,703 (39,587 (47,311 DFL accretion (20,669 (23,168 (86,055 (94,240 Amortization of above and below market lease intangibles, net (232 (377 (6,646 (2,232 Lease termination fees 3 (63 (217 (636 NOI adjustments related to discontinued operations (77 45 (47 1,585 Cash NOI $ 404,013 $ 379,986 $ 1,581,038 $ 1,429,989 ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

COMPANY Information Board of Directors Michael D. McKee Chairman of the Board, HCP, Inc. and Chief Executive Officer, Bentall Kennedy U.S., L.P. Lauralee E. Martin President and Chief Executive Officer HCP, Inc. Brian G. Cartwright Senior Advisor at Patomak Global Partners LLC and Scholar In Residence at the Marshall School of Business USC Christine N. Garvey Former Global Head of Corporate Real Estate Services, Deutsche Bank AG David B. Henry Vice Chairman, President and Chief Executive Officer Kimco Realty Corporation Peter L. Rhein General Partner Sarlot & Rhein Joseph P. Sullivan Chairman Emeritus of the Board of Advisors RAND Health 43 Senior Management Lauralee E. Martin President and Chief Executive Officer Jonathan M. Bergschneider Executive Vice President — Life Science Estates Paul F. Gallagher Executive Vice President and Chief Investment Officer Thomas D. Kirby Executive Vice President — Acquisitions and Valuations Thomas M. Klaritch Executive Vice President — Medical Office Properties James W. Mercer Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary Timothy M. Schoen Executive Vice President and Chief Financial Officer Susan M. Tate Executive Vice President — Post-Acute and Hospitals Kendall K. Young Executive Vice President — Senior Housing

Forward Looking Statements & Risk Factors “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: changes in global, national and local economic conditions, including a prolonged period of weak economic growth; volatility or uncertainty in the capital markets, including changes in the availability and cost of capital (impacted by changes in interest rates and the value of our common stock); which may adversely impact our ability to consummate transactions or reduce the earnings from potential transactions; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; the effect on healthcare providers of the recently enacted and pending Congressional legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; the ability of operators, tenants and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; the financial weakness of some operators and tenants, including potential bankruptcies and downturns in their businesses, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such operators’ and/or tenants’ leases; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations of operators, tenants and borrowers; the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; availability of suitable properties to acquire at favorable 44 Continued Oyster Point I Life Science Building South San Francisco, California

prices and the competition for the acquisition and financing of those properties; the financial, legal, regulatory and reputational difficulties of significant operators of the Company’s properties; the risk that the Company may not be able to achieve the benefits of investments within expected time-frames or at all, or within expected cost projections; the ability to obtain financing necessary to consummate acquisitions on favorable terms; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation and changes in the credit ratings on U.S. government debt securities or default or delay in payment by the U.S. of its obligations. These risks and uncertainties are described in the Company’s Securities and Exchange Commission (“SEC”) filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental information package should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov. For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer, at (562) 733-5309. Forward Looking Statements & Risk Factors (Continued) 45 Centerpoint Medical Office Building Independence, Missouri

commitment our Corporate Headquarters3760 Kilroy Airport Way, Suite 300Long Beach, CA 90806 2473(562) 733 5100Nashville O ice 3000 Meridian Boulevard, Suite 200Franklin, TN 37067 6388San Francisco O ice400 Oyster Point Boulevard, Suite 409 South San Francisco, CA 94080 1920EXECUTIONSTRATEGYRESULTS